UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12
TFS FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Explanatory Note Regarding Proposals 3 and 4 to be Presented at the 2018 Annual Meeting

This explanatory note regarding matters to be presented at the upcoming 2018 annual meeting of stockholders of TFS Financial Corporation (“we,” “us,” “our,” or the “Company”), to be held on Thursday, February 22, 2018 at 9:00 a.m., local time, at the offices of Third Federal Savings and Loan, 7007 Broadway Avenue, Cleveland, Ohio 44105 (the “Annual Meeting”) provides clarifying information with respect to Proposals 3 and 4 as they relate to the recent repeal of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Proposal 3 relates to reapproval of the Company’s Management Incentive Compensation Plan (the “Compensation Plan”), and Proposal 4 relates to approval of the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Equity Plan”). Each of the Compensation Plan and the Equity Plan make references to Section 162(m) of the Code, which limits the deductibility to the Company of compensation paid to covered executive officers to $1,000,000 annually. Historically, there has been an exception to this limitation for qualifying performance-based compensation. As a result of the Tax Cuts and Jobs Act enacted in December 2017, the performance-based compensation exception has been eliminated for taxable years beginning after December 31, 2017. The Company’s current 2018 taxable year (i.e., fiscal year) began on October 1, 2017, and ends on September 30, 2018.

The Company desires to clarify that the references made to Section 162(m) in the proposals and each of the Compensation Plan and the Equity Plan will only apply to the Company through the end of our 2018 fiscal year. Consistent with our previously stated goal of maximizing deductibility while retaining discretion to make executive compensation decisions, both plans as presented in Proposals 3 and 4 were designed to continue to make available the exception to the extent it continues to apply. The amendment to Section 162(m) will become effective with respect to the Company for the fiscal year beginning on October 1, 2018. Thereafter, compensation paid to our covered executive officers under the Compensation Plan and/or under the Equity Plan in excess of $1,000,000 will not be deductible by the Company, whether performance based or not. The Company will continue to analyze the repeal’s impact as additional guidance and rules are provided by the I.R.S. If as part of this continuing analysis the Company determines that either plan needs to be amended in a manner requiring stockholder approval, the Company will submit the amendment for stockholder approval at the appropriate time.

There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting and, as such, only holders of the Company’s common stock at the close of business on December 26, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any further adjournments or postponements thereof.

Voting

Stockholders should note the following:

•	We will not make available or distribute, and stockholders do not need to sign, new proxy cards or submit new voting instructions.

•	Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.

•
If stockholders have already submitted a proxy card or voting instructions, stockholders do not need to resubmit proxies or voting instructions with different directions, unless stockholders wish to change any previously cast votes. Stockholders may revoke or change their vote at any time before their proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company, by submitting another timely, later-dated vote by telephone or Internet or by giving notice of revocation to the Company at the Annual Meeting.

•	The Company has the right and ability to submit or amend the content of its proposals at any time prior to the Annual Meeting.

Each stockholder’s vote regarding the proposals is important. We ask that stockholders vote on the proposals described in the Proxy Statement, a copy of which is available on the Company’s website, www.thirdfederal.com, under “Investor Relations” and a written copy is available to stockholders upon written request to the Company, to the attention of Investor Relations, at 7007 Broadway Avenue, Cleveland, Ohio 44105.